As filed with the Securities and Exchange Commission on February 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAREPTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

93-0797222

(IRS Employer Identification No.)

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

2014 Employment Commencement Incentive Plan

(Full title of the plan)

Edward M. Kaye, M.D.

Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 274-4000

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

(617) 951-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	35,200 (2)	$29.06 (3)	$1,022,931	$103.01
Common Stock, $0.0001 par value per share	964,800 (4)	$13.57 (5)	$13,092,336	$1,318.40
Totals	1,000,000		$14,115,267	$1,421.41

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2014 Employment Commencement Incentive Plan, as amended (the “2014 Plan”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Represents shares of common stock reserved for issuance upon the exercise of unexercised options to purchase shares of common stock (the “Options”) previously issued under the 2014 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon the weighted average exercise price of the Options of $29.06.
(4)	Represents shares of common stock reserved for issuance pursuant to future awards under the 2014 Plan.
(5)	This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $13.57 per share, which is the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Select Market on February 18, 2016.

EXPLANTORY NOTE

This Registration Statement is being filed to register an additional 1,000,000 shares of the Registrant’s common stock for issuance under the 2014 Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the entire contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-199037) filed with the Securities Exchange Commission on September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 25th day of February, 2016.

SAREPTA THERAPEUTICS, INC.

By:	/s/ Edward M. Kaye, M.D.
Name:	Edward M. Kaye, M.D.
Title:	Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Edward M. Kaye, Sandesh Mahatme and David Tyronne Howton, or any of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward M. Kaye Edward M. Kaye, M.D.	Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer (Principal Executive Officer)	February 25, 2016

/s/ Sandesh Mahatme Sandesh Mahatme	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2016

/s/ M. Kathleen Behrens M. Kathleen Behrens, Ph.D.	Chairwoman of the Board	February 25, 2016

/s/ Richard J. Barry Richard J. Barry	Director	February 25, 2016

/s/ William Goolsbee William Goolsbee	Director	February 25, 2016

/s/ Jean-Paul Kress Jean-Paul Kress, M.D.	Director	February 25, 2016

/s/ Claude Nicaise Claude Nicaise, M.D.	Director	February 25, 2016

/s/ Gil Price Gil Price, M.D.	Director	February 25, 2016

/s/ Hans Wigzell Hans Wigzell, M.D., Ph.D.	Director	February 25, 2016

EXHIBIT INDEX

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K	001-14895	10.1	6/30/15

4.3	Amended and Restated Bylaws of Sarepta Therapeutics, Inc.	8-K	001-14895	3.1	9/25/14

4.4	Sarepta Therapeutics, Inc. 2014 Employment Commencement Incentive Plan, as amended.					X

5.1	Opinion of Ropes & Gray LLP.					X

23.1	Consent of KPMG LLP, independent registered public accounting firm.					X

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).					X

24.1	Power of attorney (included in the signature page to this Registration Statement).					X